UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2009
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective October 7, 2009, Westmoreland Mining LLC (“WML”), a subsidiary of Westmoreland Coal Company, entered into a Waiver and Consent (the “Waiver”) with the institutional investors who own notes pursuant to WML’s $125.0 million 8.02% Senior Guaranteed Secured Note Purchase Agreement (the “Note Purchase Agreement”). In addition, effective the same date, WML entered into a Waiver and Consent (the “PNC Waiver” and, together with the Waiver, the “Leverage Ratio Waivers”) with PNC Bank, National Association, who is a party to the Revolving Credit Agreement dated June 26, 2008. The Leverage Ratio Waivers waive, subject to certain conditions, any potential defaults or actual events of default consisting of or resulting from WML’s failure (or, as the case may be, anticipated failure) to comply with the leverage ratio covenant contained in the Note Purchase Agreement and the Revolving Credit Agreement. As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, WML failed to comply, as of the end of its fiscal quarter ended June 30, 2009, and we believe will fail to comply as of the end of each of its three fiscal quarters ending September 30, 2009, December 31, 2009, and March 31, 2010, respectively, with the leverage ratio covenants in the Note Purchase Agreement and Revolving Credit Agreement as a result of customer outages.
The Leverage Ratio Waivers waive existing and future leverage ratio covenant defaults through and including the first quarter of 2010 assuming WML meets certain conditions, including meeting the adjusted leverage ratio covenants for each quarter and having the Colstrip Unit 4 power plant come back on-line by November 30, 2009. Upon the execution of the Leverage Ratio Waivers, WML is again able to access funds under the $25.0 million revolving line of credit.
As consideration for entry into the Leverage Ratio Waivers, WML shall pay to PNC Bank a fee equal to 0.25% of its commitment under the Revolving Credit Agreement and shall pay to each noteholder a fee equal to 0.25% of the outstanding principal balance of each note held by such noteholder as of October 7, 2009.
The foregoing descriptions of the Leverage Ratio Waivers are qualified in their entirety by reference to the Waiver and the PNC Waiver that are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Waiver and Consent between Westmoreland Mining, LLC, Western Energy Company, Dakota Westmoreland Corporation, Westmoreland Savage Corporation and PNC Bank, National Association dated October 7, 2009

10.2	Waiver and Consent between Westmoreland Mining, LLC, Western Energy Company, Dakota Westmoreland Corporation, Westmoreland Savage Corporation and certain institutional investors dated October 7, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY
Date: October 9, 2009	By:	/s/ Morris W. Kegley
Morris W. Kegley, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Consent between Westmoreland Mining, LLC, Western Energy Company, Dakota Westmoreland Corporation, Westmoreland Savage Corporation and PNC Bank, National Association dated October 7, 2009

10.2	Waiver and Consent between Westmoreland Mining, LLC, Western Energy Company, Dakota Westmoreland Corporation, Westmoreland Savage Corporation and certain institutional investors dated October 7, 2009